UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 21, 2024
_______________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-6903	75-0225040
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)
14221 N. Dallas Parkway, Suite 1100,
Dallas, Texas 75254-2957
(Address of Principal Executive Offices, and Zip Code)
(214) 631-4420
Registrant's Telephone Number, Including Area Code
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
______________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	TRN	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.
Supplemental Indenture Governing Additional 7.750% Senior Notes Due 2028
On June 5, 2024 (the “Closing Date”), Trinity Industries, Inc. (the “Company” or “we”) closed its previously announced offering (the “Additional Notes Offering”) of an additional $200.0 million aggregate principal amount of its 7.750% Senior Notes due 2028 (the “Additional Notes”). The Additional Notes were issued at a price of 102.500% of the principal amount thereof, plus accrued interest deemed to have accrued from January 15, 2024 through, but excluding, the Closing Date, for net proceeds of approximately $211.1 million, after deducting initial purchasers’ discounts and estimated offering expenses payable by the Company. The Company intends to use the net proceeds from the Additional Notes Offering, together with cash on hand and borrowings under its corporate revolving credit facility (the “Revolving Credit Facility”), to (i) finance the repayment in full of its 4.550% Senior Notes due 2024 (the “2024 Notes”) and (ii) pay related fees, costs, premiums and expenses in connection therewith and with the Additional Notes Offering.
The Additional Notes were issued under the indenture (the “Original Indenture”) dated as of June 30, 2023 by and among the Company, certain subsidiaries of the Company named as guarantors therein (the “Guarantors”) and Truist Bank, as trustee, pursuant to which the Company previously issued $400.0 million aggregate principal amount of its 7.750% Senior Notes due 2028 (the “Existing Notes” and, together with the Additional Notes, the “Notes”), as supplemented by a first supplemental indenture, dated as of the Closing Date (the “Supplemental Indenture”) among the Company, the Guarantors and Truist Bank, as trustee. The Additional Notes form a single series with, and have identical terms and conditions (other than the original issue date, issue price, the first interest payment date and the first date from which interest will accrue) as, the Existing Notes. The Notes mature on July 15, 2028 and bear interest at a rate of 7.750% per annum. Interest on the Notes is payable to the holders thereof semi-annually in arrears on January 15 and July 15 of each year, beginning with respect to the Additional Notes on July 15, 2024. The interest payment to be made with respect to the Additional Notes on July 15, 2024 will include interest deemed to have accrued from, and including, January 15, 2024. The Notes are fully and unconditionally guaranteed by each of the Company’s domestic subsidiaries that is a Guarantor under the Revolving Credit Facility. If additional subsidiaries guarantee the Revolving Credit Facility in the future, each such subsidiary also will be required to guarantee the Notes. The guarantee of any Guarantor may be released in certain circumstances, including if such Guarantor ceases to guarantee the Revolving Credit Facility.
The Notes are the Company’s senior unsecured obligations and rank equally in right of payment to all of the Company’s existing and future senior debt and senior in right of payment to all of the Company’s future subordinated debt. The Notes are effectively subordinated to any of the Company’s existing and future secured debt, to the extent of the value of the assets securing such debt. The Note guarantee of each Guarantor ranks equally in right of payment with all of such Guarantor’s existing and future senior debt and senior in right of payment to all of such Guarantor’s future subordinated debt. In addition, the Notes are structurally subordinated to all liabilities of the Company’s non-guarantor subsidiaries, including the non-recourse debt of the Company’s leasing subsidiaries.
The Company may redeem all or a portion of the Notes beginning on July 15, 2025 at the redemption prices set forth in the Indenture. Prior to July 15, 2025, the Company may redeem all or a portion of the Notes at a redemption price equal to 100% of the principal amount of the Notes plus the “make-whole” premium described in the Indenture. The Company may also redeem up to 40% of the aggregate principal amount of the Notes (calculated after giving effect to the Additional Notes Offering and any additional notes the Company may issue in the future) at any time prior to July 15, 2025 using the net proceeds from certain equity offerings at a redemption price equal to 107.750% of the principal amount of the Notes. The Indenture contains customary negative covenants for financings of this type that, among other things, limit the Company’s ability and the ability of its restricted subsidiaries to create or permit to exist certain liens, enter into certain sale and leaseback transactions, and consolidate, merge or transfer all or substantially all of our assets.
The foregoing description does not purport to be complete and is qualified in its entirety by reference to the Original Indenture, the Supplemental Indenture and the form of Note included therein, which are filed as Exhibits 4.1, 4.2 and 4.3, respectively, to this Current Report on Form 8-K and incorporated herein by reference.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 8.01 Other Events.
Pricing of the Additional Notes Offering
On May 21, 2024, the Company issued a press release announcing the pricing of the Additional Notes Offering. A copy of the press release is filed herewith as Exhibit 99.1 and is incorporated by reference herein.
Optional Redemption of 2024 Notes
On May 24, 2024, the Company issued a notice of redemption in full of $400.0 million in aggregate principal amount of the 2024 Notes under that certain indenture, dated as of September 25, 2014, by and among the Company, the guarantors named therein and Wells Fargo Bank, National Association, as trustee (together with its successors and assigns in such capacity, the “2024 Notes Trustee”), as supplemented by the first supplemental indenture, dated as of September 25, 2014, by and among the Company, the guarantors named therein and the 2024 Notes Trustee (the “2024 Notes Indenture”). The redemption date for the 2024 Notes will be June 25, 2024 (the “Redemption Date”). The redemption price will be calculated in accordance with the terms of the 2024 Notes Indenture and will be equal to the greater of the following amounts (i) 100% of the principal amount of the 2024 Notes to be redeemed; and (ii) the sum of the present values of the principal amount and the remaining scheduled payments of interest on the 2024 Notes to be redeemed (not including any portion of payments of interest accrued as of the Redemption Date), discounted to the Redemption Date in accordance with customary market practice on a semi-annual basis at a rate equal to the sum of the Treasury Rate (as defined in the 2024 Notes Indenture) plus 30 basis points, plus, in each case, accrued and unpaid interest thereon to, but not including, the Redemption Date. The foregoing does not constitute a notice of redemption for the 2024 Notes.

Item 9.01 Financial Statements and Exhibits.

(a) - (c) Not applicable.

(d) Exhibits:

NO.	DESCRIPTION
4.1
Indenture, dated as of June 30, 2023 by and among Trinity Industries, Inc., the guarantors party thereto and Truist Bank, as trustee (incorporated by reference to Exhibit 4.1 to the registrant’s current report on Form 8-K filed on June 30, 2023).

4.2	Supplemental Indenture, dated as of June 5, 2024, by and among Trinity Industries, Inc., the guarantors party thereto and Truist Bank, as trustee.
4.3	Form of Additional 7.750% Senior Notes due 2028 (incorporated by reference to Exhibit A to Exhibit 4.2 filed herewith).
99.1	Press release issued by Trinity Industries, Inc., dated May 21, 2024.
101.SCH	Inline XBRL Taxonomy Extension Schema Document (filed electronically herewith).
101.LAB	Inline XBRL Taxonomy Extension Label Linkbase Document (filed electronically herewith).
101.PRE	Inline XBRL Taxonomy Extension Presentation Linkbase Document (filed electronically herewith).
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Trinity Industries, Inc.

June 5, 2024	By:	/s/ Eric R. Marchetto
Name: Eric R. Marchetto
Title: Executive Vice President and Chief Financial Officer